Exhibit 10.F

1991 MASTER STOCK COMPENSATION
SECTION 2.05 - RESTRICTED STOCK AWARD

          AWARD AGREEMENT made this      day of                                  by and between Donaldson Company, Inc. (“Donaldson”) and ________________, an employee of Donaldson (“Employee”).

          In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the parties hereto agree as follows:

          1. Donaldson hereby grants to Employee ____________ shares of Common Stock for no cash consideration subject to the following restrictions (“Restricted Stock”):

          a. This Award is granted pursuant to the 1991 Master Stock Compensation Plan of Donaldson (the “Master Plan”) and is subject to all of the terms and conditions of such plan. Employee acknowledges receipt of a copy of the Master Plan.

          b. Date of grant shall be                   (“Grant Date”).

          c. Restricted Stock may not be sold, assigned, hypothecated or transferred (including without limitation, transfer by gift or donation) until the fifth anniversary of the Grant Date (“Restriction Period”).

          d. Shares subject to the Restricted Stock Award shall be forfeited to Donaldson if, within the Restriction Period employment of Employee by Donaldson terminates for any reason (including without limitation termination by Donaldson, with or without cause) other than for reasons of death, normal retirement, long-term disability.

          e. Upon termination of Employee’s employment within the Restriction Period by reason of death, normal retirement or long-term disability the restrictions hereinabove imposed shall lapse for that number of shares obtained by multiplying the Award by a fraction formed from dividing the full number of months of Employee’s employment since the Grant Date by sixty. The remainder of the shares shall be forfeited to Donaldson.

          f. Notwithstanding anything herein to the contrary such restrictions shall lapse and all of the shares shall become fully vested in the event of a Change in Control as provided in the Master Plan.

          2. Employee shall have the right to vote the shares of Restricted Stock and receive cash and stock dividends on such shares.

          3. The certificate(s) evidencing shares of Restricted Stock shall be held in custody by Donaldson (attention of the Secretary) until the restrictions have lapsed.

          4. Donaldson and Employee recognize that this Agreement in no way restricts the right of Donaldson to terminate Employee’s employment at any time.

          IN WITNESS WHEREOF, Donaldson and Employee have duly executed this Agreement as of the day and year first above written.

DONALDSON COMPANY, INC.	EMPLOYEE
________________________________	________________________________

Its_________________________________

P2035